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                                                                   EXHIBIT 10.23


                               LICENSE AGREEMENT

     THIS AGREEMENT, effective as of the first day of June, 1997, by and between ARGONAUT TECHNOLOGIES, INC., a corporation of Delaware, having a place of business at 887 INDUSTRIAL ROAD, SUITE G, SAN CARLOS, CA 94070 (hereinafter "LICENSEE"), and Rohm and Haas Company, a corporation of the State of Delaware, having a principal place of business at 100 Independence Mall West, Philadelphia, Pennsylvania 19106 (hereinafter "LICENSOR").

                                  WITNESSETH:

     WHEREAS, LICENSOR is the owner of the U.S. Patents set forth in Schedule A appended to this Agreement relating to porous or macroreticular adsorbents and ion exchange resins which have found use in the FIELD;

     WHEREAS, LICENSEE wishes to obtain and LICENSOR is willing to grant a non-exclusive, royalty-bearing license under these patents.

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1 - DEFINITIONS

     1.01 "PATENT RIGHTS" shall mean the U.S. patents listed in Schedule A appended to this Agreement, or as later amended by written agreement of the parties.

     1.02 "VALID CLAIM" shall mean a claim in any unexpired, issued patent of the PATENT RIGHTS which has not been disclaimed, forfeited or held invalid or unenforceable by a decision beyond the right of review.

     1.03 "RESIN" shall mean polymers covered by any VALID CLAIM or produced by a process covered by any VALID CLAIM of the patents in Schedule A or produced by a process covered by one or more of such claims and suitable for conversion to PRODUCTS (as defined hereinafter).

     1.04 "PRODUCTS" shall mean RESIN (a) made and sold by LICENSEE after incorporation of an active ingredient, or (b) made for Licensee under a legally executed toll production agreement, wherein the
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RESIN may or may not incorporate an active ingredient, and subsequently used or sold by LICENSEE to an END USER (as defined hereinafter).

     1.05 "FIELD" shall mean manual and automated synthesis of chemical compounds excluding synthesis of industrial chemicals catalyzed by typical ion exchange resins.

     1.06 "AFFILIATE" shall mean any entity in which at least forty-nine percent (49%) of the stock normally entitled to vote for the election of directors is directly or indirectly owned or controlled by LICENSEE.

     1.07 "GROSS PURCHASES" shall mean (a) the total cost of manufacture of RESIN (not including addition of the active ingredient) including all raw materials, intermediates, equipment amortization and labor costs, or (b) the actual gross amounts of the invoices (less shipping costs, if any) covering all of LICENSEE's PURCHASES of RESIN, including the value of any materials, technology or know-how provided by the LICENSEE to any third party engaged in the manufacture of RESIN for the LICENSEE, its customers or AFFILIATES. PURCHASES are deemed to include RESIN provided for both internal use and resale, after addition of active ingredient.

     1.08 "END-USER" shall mean any customer of LICENSEE which is not an AFFILIATE or an INTERMEDIARY.

ARTICLE 2 - GRANT

     LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, subject to the terms and conditions set forth in this Agreement, a non-exclusive license under the PATENT RIGHTS to make or have made and use RESINS and sell PRODUCTS, based on said RESINS in the FIELD.

ARTICLE 3 - MARKING

     LICENSEE shall mark labels, products literature, or packages for the PRODUCTS with the following legend:
     "This product contains RESIN manufactured under one or more of the U.S. Patent 4,297,220 and 4,382,124."



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ARTICLE 4 - PAYMENTS AND REPORTS

     4.01 For the rights granted under this Agreement, LICENSEE shall pay to LICENSOR an initial sum of One Thousand Dollars ($1000), payable upon signing of this Agreement, and royalties calculated as follows:

     (a) ten percent (10%) of GROSS PURCHASES of packed bottles of RESIN purchased by LICENSEE when RESIN is used to make PRODUCT for sale to END USERS,

     (b) fourteen percent (14%) of GROSS PURCHASES of bulk RESIN purchased by LICENSEE when RESIN is used to make PRODUCT for sale to END USERS, and

     (c) seven and one-half percent (7.5%) of GROSS PURCHASES of RESIN when RESIN is used to make PRODUCT for internal use.

     4.02 LICENSEE shall make written confidential reports to LICENSOR within sixty (60) days after the end of each calendar quarter during the term of this Agreement. Each report shall state the total volume and GROSS PURCHASES of RESIN (a) purchased from toll manufacturers and (b) produced internally for each category listed in 4.01. The royalty for all PRODUCTS purchased during each calendar quarter shall be due and payable with the report for that quarter. Any late payment of the royalty shall bear interest at the rate of one-and-one-half percent (1 1/2%) per month.

     4.03 All payments and reports shall be sent to the following address:

               ROHM AND HAAS COMPANY
               ATTN: Corporate Licensing
               P.O. Box 8500 S-1150
               Philadelphia, PA 19178

     4.04 LICENSEE shall maintain sufficiently detailed books and records for the PRODUCTS sold or used by LICENSEE and AFFILIATES to enable LICENSOR to verify the payments made to LICENSOR by LICENSEE. LICENSEE shall permit an accountant, appointed by LICENSOR and reasonably acceptable to LICENSEE, to inspect, at reasonable times and upon reasonable notice, but not to exceed once per year, the books and records of LICENSEE relating to the sale of the



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PRODUCTS for use in the FIELD. The accountant shall report to LICENSOR only whether the amounts reported and paid to LICENSOR by LICENSEE are accurate. In no event, however, shall an examination of LICENSEE's books be made for a period prior to three (3) years before the date such audit is requested by LICENSOR. In the event the accountant reports to LICENSOR that LICENSEE has underpaid the amounts due to LICENSOR by more than ten percent (10%), LICENSEE shall bear the cost of the audit.

     4.05 LICENSEE shall have no obligation to pay royalties under this Agreement on PRODUCTS which LICENSEE has purchased from another licensee who has already paid royalties on such PRODUCTS to LICENSOR under the PATENT RIGHTS, provided that the rights granted to LICENSEE with the purchase of such PRODUCTS shall not exceed those which the other licensee is entitled to extend to its customers.

ARTICLE 5 - TERM AND TERMINATION

     5.01 This Agreement shall remain in effect until the expiration of the last patent to expire under the PATENT RIGHTS, unless terminated earlier as provided in this Agreement.

     5.02 LICENSEE may terminate this Agreement and the licenses granted under this Agreement by giving LICENSOR three (3) months prior written notice of LICENSEE's intention to terminate.

     5.03 LICENSOR, at its discretion, may terminate this Agreement for one of the following reasons by giving notice to LICENSEE.

     (1) If there is a sale, loss, transfer, or other disposition by LICENSEE of or execution or other legal process levied upon or enforced against all or a substantial portion of the assets of LICENSEE, or an action or proceeding is commenced by or against LICENSEE under any bankruptcy act or under any present or future law for the relief of debtors, or a receiver or trustee is appointed for LICENSEE or LICENSEE's assets, or an action or proceeding is commenced to dissolve LICENSEE, or LICENSEE makes an assignment for the benefit of creditors or ceases to carry on business for any reason; or

     (2) If LICENSEE fails to perform or observe any agreement, provision, duty or obligation under this Agreement, such as the


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          timely reporting and payment of royalties, and does not remedy the failure within thirty (30) days after receipt of notice from LICENSOR, provided, however, that repeated failures by LICENSEE shall constitute and independent basis for LICENSOR to terminate this Agreement.

     5.04 The termination of this Agreement shall not prejudice any rights or remedies which shall have accrued to either party prior to the date of such termination.

ARTICLE 6 - ASSIGNMENT

     LICENSEE may assign this Agreement to an entity that acquires all of the LICENSEE's business or assets to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and inure to the benefits of the successors and permitted assigns of the parties.

ARTICLE 7 - NOTICES

     Any notice required or provided for by the terms of this Agreement shall be in writing. All notices shall be sent by first class mail, postage prepaid, to the business address of the party to be given notice. The business addresses of the parties shall be as follows:

                          ROHM AND HAAS COMPANY
                          100 Independence Mall West
                          Philadelphia, PA 19106
                          Attn: Director of Licensing

Either party may change its business address by notice to the other party.

ARTICLE 8 - MISCELLANEOUS

     8.01 This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the Commonwealth of Pennsylvania.

     8.02 Neither party shall be deemed to have waived any of its rights under this Agreement by failure to take any action to enforce any of its rights at any particular time.

     8.03 This Agreement is the entire agreement between the parties and there are no other terms, obligations, covenants, representations,


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statements or conditions, oral or otherwise, of any kind. This Agreement may not be changed, modified, or amended in whole or in part except by a written document signed by the duly-authorized officers of the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate to be effective as of 27 June, 1997.


                                             ROHM AND HAAS COMPANY

By: /s/ PAUL VAN EIKEREW                     By: /s/ PAUL BADUINI
    ----------------------------                 -----------------
Name: Paul Van Eikerew                       Name: Paul Baduini
      --------------------------                   ---------------
Title: Vice President, Chemistry             Title: Vice-President
       -------------------------                    --------------
Date: 27 June 1997                           Date: July 24, 1997
      --------------------------                   ---------------


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                                   SCHEDULE A



Patent No.          Title                                       Expiration Date
----------          -----                                       ---------------
U.S. 4,297,220      Macroreticulated Copolymer                  October 26, 1998
                    Adsorption Process

U.S. 4,382,124      Process for Preparing                            May 2, 2000
                    Macroreticular Resins
                    Copolymers and Products
                    of said Process